Exhibit 10(a)

                       AMDAHL CORPORATION
                     DEFERRAL ELECTION PLAN

        (As Restated and Amended through January 28, 1988
                  and Updated January 1, 1995)


     I.   PURPOSE OF THE PLAN

          This Deferral Election Plan ("Plan") is intended to promote the interests of Amdahl Corporation ("Company") and its subsidiaries by providing a select group of employees of the Company and its subsidiaries who are primarily responsible for the management, growth and success of the business, or who are otherwise highly-compensated because of their technical expertise or sales performance, with the opportunity to participate in a deferred compensation program which will allow them to tailor the receipt of their compensation to their own personal needs and thereby provide them with an incentive to continue in the employ of the Company and its subsidiaries.


     II.  ADMINISTRATION OF THE PLAN

          (A) The Plan shall be administered by the Company's Board of Directors ("Board") or by a committee of three or more persons ("Committee") selected by the Board. The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including the authority to interpret and construe the provisions of the Plan and to adopt rules and regulations for administering the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

          (B) For purposes of administration and interpretation, the following definitions shall apply:

          Base Salary: The base rate of compensation payable to an individual for services rendered while a participant in the Plan, exclusive of all bonuses, commissions and other incentive-type payments.

          Bonus/Commissions: Any and all current cash bonuses, commissions, premiums and other incentive-type payments (other than the Incentive Award) to which an individual becomes entitled by reason of services rendered while a participant in the Plan, exclusive of all contributions or benefits payable under any pension, deferred profit-sharing, capital accumulation, welfare benefit or other similar employee benefit program now or hereafter maintained by the Company.

          Disability: The permanent incapacity of a participant, by reason of physical or mental illness or injury expected to continue for a period of at least twenty-four (24) months, to perform his/her usual duties for the Company. Disability shall be determined by the Plan Administrator after consideration of such medical evidence as it may require.

          Employee: An individual who continues in the employ of the Company or any one or more of its subsidiaries.

          Financial Hardship: Any extraordinary and unanticipated expense (arising from one or more events beyond the participant's control) which the participant lacks sufficient financial resources of his/her own to satisfy. Financial Hardship shall be determined by the Plan Administrator on the basis of such information concerning the assets, liabilities and anticipated expenses of the participant as the Plan Administrator shall reasonably request.

          Incentive Award: The individual amount allocated to the participant as an incentive award under the Company's Short-Term Executive Incentive Performance Plan for services rendered during a Year of Service hereunder, such award to be normally payable in four (4) equal annual installments beginning one year after the award date, provided the individual continues in Employee status.

          Normal Retirement Date: The latest to occur of (i) the first date on which the participant's age and years of service total at least seventy (70) years; (ii) the date on which the participant attains age fifty five (55); or (iii) the date on which the participant completes ten (10) years of service.
Solely for purposes of this definition, the term "years of service" shall have the meaning assigned to such term in the Short-Term Executive Incentive Performance Plan.

          Year of Service: Each calendar year beginning on or after January 1, 1986 during which the participant renders services to the Company or its subsidiaries for which he/she receives compensation eligible for deferral hereunder.


     III. DETERMINATION OF PARTICIPANTS; DEFERRAL ELECTION

          (A) The individuals eligible for participation in the Plan shall be limited to (i) those key employees of the Company and its subsidiaries who are primarily responsible for the management, growth and success of the business and (ii) those other key employees who are highly compensated by reason of their technical skills and expertise or their sales and marketing performance. The Plan Administrator shall from time to time select the employees who are eligible to participate in the Plan. A selected employee shall commence participation on the date of his/her selection and shall continue to participate throughout the period such individual remains an eligible employee under clause (i) or (ii) above.


          (B) Each participant shall have the right to make one or more of the following deferral elections under the Plan with respect to the compensation earned for his/her Years of Service hereunder:

               1.   1986 Bonus/1986 Incentive Award:  The
participant shall have the right to defer up to 100% (in 10% multiples) of any and all Bonuses, and one or more annual installments of the Incentive Award, to which he/she becomes entitled for the 1986 Year of Service, provided he/she files the appropriate deferral election with the Plan Administrator before December 1, 1986.

               2. Base Salary: The participant shall have the right to defer up to 50% (in 5% multiples) of the Base Salary earned in each post-1986 Year of Service for which an appropriate deferral election is made. The deferral election will be effective for a particular Year of Service, provided and only if it is filed with the Plan Administrator prior to the start of that Year of Service.

               3. Bonus/Commissions/Incentive Awards. The participant shall have the right to defer up to 100% (in 10% multiples) of any and all Bonuses/Commissions, and/or one or more annual installments of the Incentive Award, to which he/she becomes entitled for services rendered in any post-1986 Year of Service, provided and only if the appropriate deferral election for that Year of Service is filed with the Plan Administrator prior to the start thereof.

          All amounts deferred for a particular Year of Service shall be paid solely in accordance with the provisions of this Plan, notwithstanding any provision to the contrary in any other document governing the payment of such amounts.

          (C) Any deferral election filed by a participant hereunder shall be effective only if the participant shall have compiled with all of the following requirements:

                    (i)  The election must be exercised by means
of a written instrument filed with the Plan Administrator or its designate. The election shall be in the form prescribed by the Plan Administrator and must be filed in accordance with the due dates specified in paragraph (B) above. An individual who becomes a participant during the course of a Year of Service may file a deferral election within thirty (30) days after his/her selection into the Plan. The election shall be effective with respect to compensation to be earned for services rendered during the balance of the Year of Service in which such participation commences.

                    (ii) The election, once made, shall be
irrevocable with respect to the Year of Service for which it is made.

                    (iii)     By completing the appropriate
section of the election form, the participant may choose to have the deferral election continue in effect automatically from year to year with respect to one or more components of his/her compensation. In such event, the deferral election filed for any Year of Service shall continue to be effective for such component or components in each subsequent Year of Service, unless and until the participant files a new deferral election not later than the December 31 immediately preceding the start of the first Year of Service for which the changes specified in the new election are to become effective.


     IV.  DEFERRED COMPENSATION ACCOUNT; VESTING SCHEDULE;
          PAYMENT OF DEFERRED COMPENSATION

          A. The Company shall establish on its books a special deferred compensation account for each participant who properly exercises a deferral election under the Plan. This account shall in turn be divided into a series of separate sub-accounts, one for each component of compensation (Base Salary, Bonus/Commissions or Incentive Award) earned for a particular Year of Service and deferred pursuant to the deferral election in effect for the participant hereunder. Each component of compensation deferred by a participant shall be credited to the appropriate sub-account as of the date it would otherwise become payable in the absence of the participant's deferral election.

          B. The interest of the participant in each sub-account to which his/her Base Salary, Bonuses or Commissions are credited hereunder, together with the interest earnings thereon, shall at all times be fully vested and non-forfeitable. The interest of the participant in each sub-account to which one or more installments of an Incentive Award for a particular Year of Service are credited hereunder shall vest and become non-forfeitable in accordance with the following provisions:

                    (i)  For purposes of applying the 25% per
year vesting schedule in effect for each Incentive Award to which the participant becomes entitled under the Short-Term Executive Incentive Performance Plan, any installment or installments of the Incentive Award which are deferred under this Plan shall be deemed to be the first annual installment or installments which vest in accordance with such schedule. Accordingly, any installments of the Incentive Award which are not deferred under this Plan shall be the last annual installments to vest under the Short-Term Executive Incentive Performance Plan.

                    (ii) As a particular installment of an
Incentive Award deferred hereunder vests in accordance with subparagraph (i) above, the interest earnings accrued to date hereunder on such installment shall concurrently vest, and all future earnings on that installment shall be fully vested upon accrual. Interest earnings accrued hereunder on any deferred installment which is not vested at the time the participant ceases Employee status shall be forfeited immediately upon such cessation of employment, and the participant shall have no vested right to be paid such interest accruals.

                    (iii)     The participant's interest in all
Incentive Award installments deferred hereunder (together with the interest earnings thereon) shall immediately vest upon the participant's cessation of Employee status by reason of Disability or death or after his/her Normal Retirement Date. Except as otherwise provided in subparagraph (iv) below, should the participant cease Employee status for any reason other than Disability or death prior to his/her Normal Retirement Date, then each Incentive Award installment deferred hereunder (together with the interest earnings thereon) in which he/she is not at the time vested shall be immediately forfeited, and the participant shall cease to have any further rights or interests in the particular sub-account or sub-accounts to which such forfeited amounts are credited.

                    (iv) The Plan Administrator shall have full power and authority, exercisable in its sole discretion at any time, to accelerate the vesting of one or more Incentive Award installments deferred by a participant under the Plan, but any such installment as to which vesting is so accelerated shall remain subject to payout solely in accordance with the participant's deferral election in effect for that installment.

                    (v)  Except as otherwise provided in
subparagraph (iii) or (iv) above, the participant shall not be entitled to the payment of any Incentive Award installment deferred hereunder (or the interest earnings thereon) in which he/she is not vested at the time of cessation of Employee status.

          (C) The portion of each sub-account in which the participant is at the time vested hereunder shall become payable in accordance with the following provisions:

                    (i)  The vested portion of each sub-account
shall become payable upon the occurrence of the event of distribution designated by the participant in the deferral election form filed with respect to the component of compensation to be credited to that sub-account. A participant may designate one or more of the following as an event or alternative event triggering distribution of a sub-account;

                    (a)  cessation of Employee status at any
time;

                    (b)  cessation of Employee status following
the attainment of a specified age (not to exceed age 70);

                    (c) the expiration of a designated period of years (not to exceed ten years); or

                    (d)  the participant's attainment of a
specified age (not to exceed age 70).

          A participant may not subsequently revoke or modify the event or events designated as the payment trigger for a particular sub-account.

                    (ii) Should a participant die or incur a Disability while there is a vested balance credited to one or more of his/her sub-accounts, then such vested balance shall be distributed in a lump sum, payable at the time selected by the Plan Administrator, but not later than the end of the calendar year following the calendar year in which the participant dies or incurs such Disability.

          (D) Interest shall accrue on the balance outstanding in each sub-account in accordance with the following provisions:

                    (i)  Pre-1988 Deferrals.  The outstanding
balance in each sub-account, to the extent attributable to amounts deferred for calendar years ending on or before December 31, 1987 ("Pre-1988 Deferrals"), shall accrue interest each calendar year at the average blended rate at which interest is earned for the same period on the assets of Company's Employee Savings Plan invested in one or more guaranteed interest contracts thereunder ("Blended Rate"). Pre-1988 Deferrals will earn interest at the Blended Rate until paid to the participant.

                    (ii) Post-1987 Deferrals. The outstanding balance in each sub-account, to the extent attributable to amounts deferred for calendar years commencing after December 31, 1987, shall accrue interest during each calendar year at the weighted average rate at which interest is earned for such year on the assets of the Employee Savings Plan invested in one or more guaranteed interest contracts thereunder during such year ("Applicable Rate"). The Applicable Rate shall be calculated at the end of each calendar year, and interest earned on each outstanding sub-account for such year shall be credited to the sub-account at that time.

                    (iii)     Pro-Rated Interest.  To the extent
the final payment from a particular sub-account is made prior to the last day of a calendar year, the interest accruable on such payment for the portion of such calendar year preceding the payment date shall, in accordance with subparagraph (i) or (ii) above (whichever is applicable), be calculated and credited at the end of such year, and payment of such accrued interest shall be made within 90 days after the close of that year.

          (E) The vested portion of each sub-account which becomes due and payable in acc ordance with paragraph (C)(i) shall be distributed either in one lump sum payment or in a series of substantially equal annual installments (calculated on the basis of the vested balance credited to the sub-account at the time of the triggering event) paid over a designated period of years (not in excess of ten years). The method of distribution for a particular sub-account shall be irrevocably designated by the participant in the deferral election filed with respect to the compensation to be credited to that sub-account.

          (F) Except as otherwise provided in paragraph (C)(ii) above, any lump sum payment or the first installment of any installment payout from a particular sub-account shall be made within thirty (30) days after the occurrence of the event triggering the distribution from such sub-account. If the distribution is to be made in installments over a period of years, the unpaid vested balance (as it shall exist from time to time) shall continue to accrue interest at the applicable per annum rate in effect for such sub-account under paragraph (D) above, and the additional interest so accrued shall be payable to the participant at least once a year.

          (G) The obligation of the Company to pay the compensation deferred hereunder and the interest earned thereon shall at all times be an unfunded and unsecured obligation of the Company. The Company shall not establish any trust, escrow arrangement or other fiduciary relationship for the purpose of segregating funds for the payment of such deferred compensation and interest, nor shall the Company be under any obligation to invest any portion of its general assets in mutual funds, stocks, bonds, securities or other similar investments in order to accumulate funds for the satisfaction of its obligations under the Plan. The participant and his/her beneficiaries shall look solely and exclusively to the general assets of the Company for the payment of the participant's deferred compensation account (including each sub-account thereof) and shall at all times remain general creditors of the Company with respect to such payment.

          (H) In the event of a Financial Hardship, the participant may apply to the Plan Administrator for a withdrawal from the vested balance of one or more of his/her sub-accounts. The Plan Administrator shall have absolute discretion to accept or reject the withdrawal request, but in no event shall the amount authorized for withdrawal exceed the sum reasonably necessary to satisfy the Financial Hardship.


     V.   GENERAL PROVISIONS

          (A) The Plan shall become effective on the date of adoption by the Board. The Board may at any time thereafter amend, suspend or terminate the Plan; provided, however, that no such action shall adversely affect rights previously vested and non-forfeitable under the Plan.

          (B) The participant shall have no right to alienate, pledge or encumber his/her interest in the amounts credited to his/her deferred compensation account. Except as otherwise provided by law, such account shall not be subject to the claims of the participant's creditors or to attachment, execution or other process of law. In the event of the participant's death, payment of the vested balance of each of his/her deferred compensation sub-accounts (if any) shall be made to the participant's designated beneficiary or beneficiaries, or, in the absence of such designation, in accordance with the participant's will or the laws of descent and distribution. A participant may from time to time revoke his beneficiary designation in effect under the Plan and file a new beneficiary designation with the Plan Administrator.

          (C) No provision in the Plan shall be deemed to constitute a commitment by the Company to pay, or to confer any contractual or other right upon an Employee to receive, bonus awards or other incentive payments for one or more Years of Service such person may render the Company.

          (D) Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator under the Plan, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the Company's employ for any period of specific duration, and the Company shall have the right to discharge the participant at any time, with or without cause.

          (E) The provisions of the Plan shall be governed by the laws of the State of California without resort to the conflict-of-laws rules of such State.